Exhibit 10.3

FIRST AMENDMENT TO UNCONDITIONAL GUARANTY OF PAYMENT AND

PERFORMANCE

THIS FIRST AMENDMENT TO UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE (this “Amendment”) dated as of June 30, 2014, by and between QTS REALTY TRUST, INC., a Maryland corporation (“REIT”) and REGIONS BANK , as Administrative Agent for the Lenders (the “Agent”).

WHEREAS, Quality Investment Properties Richmond, LLC, a Delaware limited liability company (“QIPR”), QUALITYTECH, LP, a Delaware limited partnership (“QTLP”), QUALITY TECHNOLOGY SERVICES RICHMOND II, LLC, a Delaware limited liability company (“QTS Richmond TRS”), REIT, and any Additional Subsidiary Borrowers from time to time a party thereto as “Borrowers” pursuant to §5.5, the Lenders, the Agent and certain other parties have entered into that certain Credit Agreement dated as of December 21, 2012 (as amended, supplemented, restated or otherwise modified, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement REIT executed and delivered that certain Unconditional Guaranty of Payment and Performance on October 15, 2013 (the “Springing Guaranty”); and

WHEREAS, on the date hereof, QIPR, QTS Richmond TRS, QTLP, REIT, the Lenders and the Agent are entering into that certain Third Amendment to Credit Agreement (the “Third Amendment”) to amend certain terms of the Credit Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree to amend the Guaranty as follows:

Section 1. Specific Amendments to Springing Guaranty.

(a) The Springing Guaranty is amended by restating clause (a) of the first paragraph of the Springing Guaranty in its entirety as follows:

the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of the Revolving Credit Notes in the aggregate principal face amount of Eighty Million and No/100 Dollars ($80,000,000.00) made by the Borrowers to the order of the Lenders, which Revolving Credit Notes are increasable to $200,000,000.00 as provided in the Credit Agreement, together with interest as provided in the Revolving Credit Notes, and together with any replacements, supplements, renewals, modifications, consolidations, restatements, increases and extensions thereof; and

(b) The Springing Guaranty is amended by replacing the reference to $125,000,000.00 in clause (f) of the first paragraph of the Springing Guaranty with a reference to $200,000,000.00.

Section 2. Conditions Precedent. The effectiveness of this Amendment is subject to receipt by the Agent of a counterpart of this Amendment duly executed by REIT.

Section 3. Representations. REIT represents and warrants to the Agent and each Lender as follows:

(a) Authorization. REIT has the right and power, and has taken all necessary action to authorize the execution and delivery of this Amendment and to perform its obligations hereunder and under the Springing Guaranty, as amended by this Amendment, in accordance with their respective terms. This Amendment has been duly executed and delivered by the duly authorized officers of REIT, and each of this Amendment and the Springing Guaranty, as amended by this Amendment, is a legal, valid and binding obligation of REIT enforceable against REIT in accordance with its respective terms except as the same may be limited by bankruptcy, insolvency, and other similar laws affecting the rights of creditors generally and the availability of equitable remedies for the enforcement of certain obligations (other than the payment of principal) contained herein or therein and as may be limited by equitable principles generally.

(b) Compliance with Laws, etc. The execution and delivery by REIT of this Amendment and the performance by REIT of this Amendment and the Springing Guaranty, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise: (i) require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority; (ii) conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which REIT is subject or any judgment, order, writ, injunction, license or permit applicable to REIT, (iv) conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation or other charter documents or bylaws of, or any material agreement or other instrument binding upon, REIT or any of its properties, (v) result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of REIT other than the liens and encumbrances in favor of Agent contemplated by the Credit Agreement and the other Loan Documents.

Section 4. Reaffirmation of Representations by REIT. REIT hereby repeats and reaffirms all representations and warranties made by REIT to the Agent and the Lenders in the Credit Agreement, the Springing Guaranty and the other Loan Documents to which it is a party on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full.

Section 5. Certain References. Each reference to the Springing Guaranty in the Credit Agreement or any of the other Loan Documents shall be deemed to be a reference to the Springing Guaranty as amended by this Amendment. This Amendment shall constitute a Loan Document.

Section 6. Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Section 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8. Effect. Except as expressly herein amended, the terms and conditions of the Springing Guaranty shall remain in full force and effect, and this Amendment shall not limit, impair or constitute a waiver of the rights, powers or remedies available to the Lenders under the Credit Agreement, the Springing Guaranty or any other Loan Document. Unless otherwise stated within any amendment contained herein, the amendments contained herein shall be deemed to have prospective application only.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

Section 10. Reaffirmation of Springing Guaranty. REIT hereby reaffirms its continuing obligations to the Agent and the Lenders under the Springing Guaranty and agrees that the transactions contemplated by the Third Amendment shall not in any way affect the validity and enforceability of the Springing Guaranty, as amended by this Amendment, or reduce, impair or discharge the obligations of such Person, in its capacity as a Guarantor, thereunder.

Section 11. Definitions. All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement or the Springing Guaranty, as the case may be.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Unconditional Guaranty of Payment and Performance to be executed as of the date first above written.

REIT:

QTS REALTY TRUST, INC., a Maryland corporation

By: /s/ Shirley E. Goza
Name:	Shirley E. Goza
Title:	General Counsel and Secretary
(SEAL)

Accepted and agreed this June 30, 2014:

REGIONS BANK, as Agent

By: /s/ Cathy Casey Baillis
Name:	Cathy Casey Baillis
Title: Managing Director